Exhibit 10.1 ----- Letter Agreement with Yorkville

YA GLOBAL INVESTMENTS, L.P.
101 HUDSON STREET, SUITE 3700
JERSEY CITY, NJ 07302

May 20, 2008

Hyperdynamics Corporation
One Sugar Creek Center Boulevard, Suite 125
Sugar Land, Texas 77478
Attention:       Kent P. Watts

Re:
Warrant to purchase 550,000 shares of common stock issued by Hyperdynamics Corporation ("Company") to YA Global Investments, L.P. (“YA Global”) on February 6, 2008 (the “Warrant”) and the Secured Notes issued by the Company to YA Global on February 6, 2008 and February 29, 2008 the “Notes”) in the original principal amount of $2,000,000.

Dear Mr. Watts:

This letter agreement shall confirm our understanding regarding the adjustments to the Warrant and Note resulting from the Company's issuance of shares of Common Stock in connection with the offering described in its Form 424b(5) prospectus supplement with SEC File Number 333-148287 for a shelf offering take down (the “Offering”). All capitalized terms not defined herein shall have the meaning ascribed to them in the Warrant or the Notes. The parties hereto agree as follows:

A.
Adjustment to Warrant Exercise Price and Warrant Shares. As a result of the Company's issuance of Common Stock at a price of $1.65 per share pursuant to the Offering, pursuant to Section 8(a) of the Warrant, the Warrant Exercise Price shall be reduced from $2.00 per share to $1.65 per share. Furthermore, the number of Warrant Shares issuable upon exercise of the Warrant shall be increased from 550,000 to 666,666 shares of Common Stock.

B.
Exercise of Warrant on Cash Basis, Pursuant to the Warrant, YA Global shall have the option of a Cashless Exercise if at the time of exercise the Warrant Shares are not subject to an effective registration statement. YA Global agrees to promptly exercise the Warrant on a Cash Basis provided that Warrant Shares issued to YA Global are issued pursuant to, and in accordance with the Company's effective shelf registration statement and such shares are admitted for listing on the American Stock Exchange. YA Global shall execute the Exercise Notice attached hereto as "Exhibit A" and simultaneously upon the issuance of the Warrant Shares without restrictive legends, shall pay to the Company the Warrant Exercise Price by wire transfer of immediately available funds. The Company covenants and agrees that the Warrant Shares shall be freely tradable shares, shall not contain any restrictive legends, and shall be free of any transfer restrictions.

Hyperdynamics Corporation
May 20, 2008

C.
Adjustment to Fixed Conversion Price. As a result of the Company's issuance of Common Stock at a price of $1.65 per share pursuant to the Offering, pursuant to Section 5(a) of the Note, the fixed portion of the Conversion Price shall initially be reduced from $2.00 per share to $1.65 per share. Furthermore, the Company shall provide YA Global with information indicating the value associated with the issuance of warrants in connection with the Offering. Upon receipt of such information, a further adjustment may be made to the conversion price in accordance with Section 5(a)(iv)of the Note.

D.
The issuance of the shares of common stock in this transaction are subject to approval by the American Stock Exchange. YA Global is under no obligation to exercise until such approval from the American Stock Exchange occurs.

If the foregoing accurately reflects our understanding regarding this matter, please indicate your agreement and acceptance by signing in the space provided below and returning an executed copy of this letter to us.

Sincerely yours,

YA Global Investments, L.P.
By:	Yorkville Advisors, LLC
Its:	Investment Manager

By:

AGREED AND ACCEPTED:
Hyperdynamics Corporation

By:

EXHIBIT A TO WARRANT

EXERCISE NOTICE

TO BE EXECUTED
BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

The undersigned Holder hereby exercises the right to purchase 666,666 of the shares of Common Stock (“Warrant Shares”) of Hyperdynamics Corporation (the “Company”), evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

(a) Payment of Warrant Exercise Price. The Holder shall pay the Aggregate Exercise Price of $1,100,000 to the Company in accordance with the terms of the Warrant.

(b) Delivery of Warrant Shares. The Company shall deliver to the Holder 666,666 Warrant Shares in accordance with the terms of the Warrant.

Date: May 20, 2008

Name of Registered Holder

YA Global Investments, L.P.
By:	Yorkville Advisors, LLC
Its:	Investment Manager

By:
Name:	Matt Beckman
Title:	Managing Member